UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 20, 2020

QURATE RETAIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A common stock	QRTEA	The Nasdaq Stock Market LLC
Series B common stock	QRTEB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.04.  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On August 20, 2020, Qurate Retail, Inc. (the “Company”) delivered to its executive officers and directors (collectively, the “Covered Persons”) a notice under Rule 104(b)(2)(ii) of Regulation BTR, pursuant to which the Company has imposed a “blackout” period in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 (“SOX”) and the Securities and Exchange Commission regulations.

Because a blackout period has been imposed under the Liberty Media 401(k) Savings Plan (the “Plan”), in which the Company is an adopting employer, beginning on Friday, September 11, 2020 at 4:00 p.m., ET, and ending on or about Friday, September 18, 2020, the Company is imposing a SOX blackout period that will begin on Friday, September 11, 2020, and end on or about Friday, September 18, 2020. During the period, the Covered Persons can determine whether the blackout period has ended by contacting the persons listed below. The Company will advise the Covered Persons when the SOX blackout period ends, if earlier or later than the specified date and time. The blackout period under the Plan is needed in connection with the proposed issuance by the Company of a dividend consisting of cash and shares of a newly created series of preferred stock to holders of its existing Series A common stock and Series B common stock (the “Proposed Dividend”). The Proposed Dividend is subject to formal declaration by a committee of the Company’s board of directors.

While the SOX blackout period is in effect, the Covered Persons (and their immediate family members who share their residence) should not, directly or indirectly, engage in any purchase, sale, transfer, acquisition, or disposition of any equity securities of the Company (its Series A common stock, Series B common stock and, when issued, its new preferred stock), including stock options. There are limited exclusions and exemptions from this rule.  Further, the above prohibition is in addition to other restrictions on trading activity that the Company imposes on its executive officers and directors, including under the Company’s insider trading policy and any administrative blackout related to the Company’s online incentive award platform.

The Company was unable to determine the definitive dates of the SOX blackout period until it received information regarding the expected ex-dividend date for the Proposed Dividend from the Nasdaq Stock Market. Due to the events described above, this delay was beyond the reasonable control of the Company and was unforeseeable to the Company. Accordingly, the Company was not able to send the notice required under Rule 104 of Regulation BTR until August 20, 2020. Now that the expected dates of the SOX blackout period have been determined, the Company has provided the Covered Persons with the requisite notice under Rule 104(b)(2)(ii) of Regulation BTR.

If the Covered Persons have any questions pertaining to the notice or the SOX blackout period, they were directed to contact Renee L. Wilm or Katherine C. Jewell in the Legal Department of the Company by telephone at 720-875-5300 or by mail at 12300 Liberty Boulevard, Englewood, CO 80112.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2020

QURATE RETAIL, INC.

By:	/s/ Katherine C. Jewell
Name: Katherine C. Jewell
Title: Assistant Vice President and Secretary